UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023 (June 6, 2023)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35975 (Commission File Number)	27-1650905 (IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO (Address of principal executive offices)	80021 (Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2023, Gogo Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). Stockholders representing 116,821,537 shares, or 90.9%, of the Company’s common stock outstanding as of the April 13, 2023 record date were present in person or were represented at the meeting by proxy. Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2023 Proxy Statement dated April 27, 2023. At the Annual Meeting, three items were acted upon by the stockholders. Final voting results are shown below.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders elected each of the following Class I directors to serve a three-year term expiring at the Company’s 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Hugh W. Jones	86,951,087	18,568,943	11,301,507
Oakleigh Thorne	97,447,264	8,072,766	11,301,507
Charles C. Townsend	98,140,078	7,379,952	11,301,507

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Stockholders approved the non-binding advisory resolution approving 2022 executive compensation.

VOTES FOR	104,571,133
VOTES AGAINST	928,730
ABSTENTIONS	20,167
BROKER NON-VOTES	11,301,507

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

VOTES FOR	116,426,091
VOTES AGAINST	368,335
ABSTENTIONS	27,111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOGO INC.

By: /s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel and
Secretary

Date: June 9, 2023